October 31, 2005


Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, NE
Washington, DC 20549

Re:   CSI Business Finance, Inc.
      File Reference No. 02-27569


We were previously the independent registered public accounting firm for Health Express USA, Inc. (N/K/A CSI Business Finance, Inc.) and under the date of April 19, 2005, we reported on the consolidated financial statements of Health Express USA, Inc. (N/K/A CSI Business Finance, Inc.) as of December 26, 2004 and for the year then ended. On October 28, 2005, we were dismissed as the independent registered public accounting firm. We have read Health Express USA, Inc.'s (N/K/A CSI Business Finance, Inc.) statements included in Item 4.01 as it pertains to Salberg & Company, P.A. on the Form 8-K dated October 28, 2005 of Health Express USA, Inc. (N/K/A CSI Business Finance, Inc.) to be filed with the Securities and Exchange Commission and we agree with such statements.


Very truly yours,
/s/ SALBERG & COMPANY, P.A.


Scott D. Salberg, CPA, CVA
For the Firm